Exhibit 4.1


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                         DILLARD ASSET FUNDING COMPANY

                                  Transferor,

                            DILLARD NATIONAL BANK,

                                   Servicer

                                      and

                             JPMORGAN CHASE BANK,

                                    Trustee

                      on behalf of the Certificateholders

                      of Dillard Credit Card Master Trust

                   ----------------------------------------

                                FIRST AMENDMENT

                           Dated as of April 1, 2001

                                      to

                             AMENDED AND RESTATED

                        POOLING AND SERVICING AGREEMENT

                           Dated as of June 28, 2000

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                               Table of Contents

                                                                           Page

SECTION 1.          Amendments to Section 1.1.................................1

SECTION 2.          Amendments to Section 2.1.................................4

SECTION 3.          Amendments to Section 2.4.................................4

SECTION 4.          Amendments to Section 2.5.................................4

SECTION 5.          Amendments to Section 2.6.................................4

SECTION 6.          Amendment to Section 4.1..................................4

SECTION 7.          Amendment to Section 6.1..................................5

SECTION 8.          Amendment to Section 6.3(b)...............................6

SECTION 9.          Amendment to Section 9.2(a)...............................6

SECTION 10.         Section 10.02(a)..........................................7

SECTION 11.         Amendment to Section 12.1.................................7

SECTION 12.         Amendment to Section 12.2(a)..............................8

SECTION 13.         Amendments to Section 13.1................................8

SECTION 14.         Amendments to Section 13.2...............................10

SECTION 15.         Section 13.7.............................................10

SECTION 16.         No Waiver................................................10

SECTION 17.         Pooling and Servicing Agreement in Full Force and Effect
                       as Amended............................................10

SECTION 18.         Counterparts.............................................10

SECTION 19.         GOVERNING LAW............................................11

SECTION 20.         Effective Dates..........................................11

SECTION 21.         The Trustees.............................................11



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          FIRST AMENDMENT, dated as of April 1, 2001 (the "First Amendment"), to AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of June 28, 2000, by and among DILLARD ASSET FUNDING COMPANY, as Transferor, DILLARD NATIONAL BANK, as Servicer, and JPMORGAN CHASE BANK, as Trustee (as amended and supplemented through the date hereof, the "Pooling and Servicing Agreement").

          WHEREAS, Section 13.1(b) of the Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement from time to time upon the satisfaction of certain conditions;

          WHEREAS, the Servicer, the Transferor and the Trustee desire to amend the Pooling and Servicing Agreement as set forth below; and

          WHEREAS, all conditions precedent to the execution of this Amendment have been complied with;

          NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the Pooling and Servicing Agreement in the manner set forth below.

          Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

          SECTION 1. Amendments to Section 1.1. (a) The defined term "Trust" appearing in Section 1.1 of the Pooling and Servicing Agreement is hereby amended by deleting the reference to "Section 9-306 of the UCC" and inserting in lieu thereof the following: "Section 9-315 of the UCC".

          (b) Section 1.1 of the Pooling and Servicing Agreement shall be amended to delete the definition therein of "Certificateholder" or "Holder" and replace it with the following definition of "Certificateholder" or "Holder":

                  "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register; if applicable, the holder of any Bearer Certificate or Coupon, as the case may be or such other person deemed to be a "Certificateholder" or "Holder" in any Series Supplement; and, if used with respect to the Transferor Interest, a Person in whose name the Transferor Certificate is registered in the Certificate Register or a Person in whose name ownership of the uncertificated interest in the Transferor Interest is recorded in the books and records of the Trustee.

          (c) Section 1.1 of the Pooling and Servicing Agreement shall be amended to delete the definition therein of "Permitted Investments" and replace it with the following definition of "Permitted Investments":

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                  "Permitted Investments" shall mean, unless otherwise
         provided in the Supplement with respect to any Series:

                  (a) book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i)obligations of or fully guaranteed by the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the Trust's -------- ------- investment, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of "P-1" and "A-1+", respectively; (iii) commercial paper, other than commercial paper issued by the Transferor or any of its Affiliates, having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of "P-1" and "A-l+", respectively and (iv) bankers' acceptances issued by any depository institution or trust company described in clause (a)(ii) above;

                  (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above;

                  (c)  repurchase agreements transacted with either

                            (i) an entity subject to the United States federal
                       bankruptcy code, provided that (A) the repurchase agreement matures prior to the next Distribution Date or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (C) the Trustee on behalf of the Trust has a security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with standards of the Rating Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral immediately, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or any instrumentality or agency thereof, certificates of deposit or bankers acceptances and (G) the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

                            (ii) a financial institution insured by the FDIC,
                       or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. ("SIPC"), provided that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating

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                       Agencies, (B) the Trustee or a third party (with a
                       short-term debt rating of P-1 by Moody's) acting solely as agent for the Trustee has possession of the collateral, (C) the Trustee on behalf of the Trust has a security interest in the collateral, (D) the collateral is free and clear of third party liens and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (E) the failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral; provided, however, that at the time of the Trust's investment or contractual commitment to invest in any repurchase agreement, the short-term deposits or commercial paper rating of such entity or institution in subsections
                       (i) and (ii) shall have a credit rating of "P-1" from Moody's and "A-1+" from Standard & Poor's; and

                  (d) any other investments, other than investments in the Transferor or any of its Affiliates, that by its terms converts to cash within a finite time period if the Rating Agency Condition is satisfied with respect thereto.

          (d) Section 1.1 of the Pooling and Servicing Agreement shall be amended to delete the definition therein of "Transferor Certificate" and replace it with the following definition of "Transferor Certificate":

                  "Transferor Certificate" shall mean, if the Transferor elects to evidence its interest in the Transferor Interest in certificated form pursuant to Section 6.1, a certificate executed and delivered by the Transferor and authenticated by the Trustee substantially in the form of Exhibit A; provided, that at any time there shall be only one Transferor Certificate; provided further, that in any Supplement, "Transferor Certificate" shall mean either a certificate executed and delivered by the Transferor and authenticated by the Trustee substantially in the form of Exhibit A or the uncertificated interest in the Transferor Interest.

          (e) Section 1.1 of the Pooling and Servicing Agreement shall be amended to add the following defined terms in appropriate alphabetical order:

                  "Holder of the Transferor Certificate" or "holder of the Transferor Certificate" shall mean the Holder of the Transferor Certificate or the Holder of any uncertificated interest in the Transferor Interest.

                  "Permitted Activities" shall mean the primary activities of the Trust, which shall be:

                  (a) holding Receivables transferred from the Transferor and other assets of the Trust, including any Credit Enhancement with respect to any Series and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Transferor, its Affiliates or its agents;

                  (b) issuing Certificates and other interests in the Trust assets;


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                  (c) receiving Collections and making payments on such
                      Certificates and interests in accordance with the terms of this Pooling and Servicing Agreement and any Series Supplement; and

                  (d) engaging in other activities that are necessary or
                      incidental to accomplish these limited purposes, which activities can not be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.

                  "SFAS 140" shall mean Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.

          SECTION 2. Amendments to Section 2.1. Section 2.1 of the Pooling and Servicing Agreement is hereby amended by deleting the reference to Section 9-106 of the UCC appearing therein and inserting in lieu thereof the following: "Section 9-102(a)(2) and (a)(42), respectively, of the UCC".

          SECTION 3. Amendments to Section 2.4.

          (a) Section 2.4(a)(ii) of the Pooling and Servicing Agreement shall be amended by deleting the reference to "Section 9-306 of the UCC" and inserting in lieu thereof the following: "Section 9-315 of the UCC".

          (b) Section 2.4(d)(iv) of the Pooling and Servicing Agreement shall be amended by deleting the reference to "Section 9-306(3) of the UCC" and inserting in lieu thereof the following: "Section 9-315(d) of the UCC".

          SECTION 4. Amendments to Section 2.5. Section 2.5(a) of the Pooling and Servicing Agreement shall be amended to delete the words "or general intangibles" that appear therein.

          SECTION 5. Amendments to Section 2.6. Section 2.6(c)(v) of the Pooling and Servicing Agreement shall be amended by deleting the reference to "Section 9-306 of the UCC" and inserting in lieu thereof the following:
"Section 9-315 of the UCC".

          SECTION 6. Amendment to Section 4.1. Section 4.1 of the Pooling and Servicing Agreement shall be amended to read in its entirety as follows:

                 Section 4.1 Rights of Certificateholders. Each Series of Investor Certificates shall represent Undivided Interests in the Trust, including the benefits of any Credit Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this
         Article IV to be deposited in the Investor Accounts and any other Series Account (if so specified in the related Supplement) or to be paid to the Investor Certificateholders of such Series; provided, however, that the aggregate interest represented by such Certificates at any time in the Principal Receivables shall not exceed an amount equal to the Investor Interest at such time. The Transferor Certificate or, as the case may be, the uncertificated


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         interest in the Transferor Interest shall represent the remaining undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Holder of the Transferor Certificate; provided, however, that if the Transferor elects to have its interest in the Transferor Interest be uncertificated as provided in Section 6.1 hereof, then such uncertificated interest shall represent the Transferor Interest; provided further, that the aggregate interest represented by such Transferor Certificate in the Principal Receivables or, as the case may be, the aggregate uncertificated interest of the Transferor in the Principal Receivables, shall not exceed the Transferor Interest at any time and such Transferor Certificate or, as the case may be, such uncertificated interest shall not represent any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Credit Enhancement issued with respect to any Series.

          SECTION 7. Amendment to Section 6.1. Section 6.1 of the Pooling and Servicing Agreement shall be amended to read in its entirety as follows:

                  Section 6.1 The Certificates. Subject to Sections 6.10 and 6.13, the Investor Certificates of each Series and any Class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Transferor may elect at any time, by written notice to the Trustee and each Rating Agency, to have its interest in the Transferor Interest be (i) an uncertificated interest or (ii) evidenced by a Transferor Certificate. If the Transferor elects to have its interest in the Transferor Interest be uncertificated, it shall deliver to the Trustee for cancellation any Transferor Certificate previously issued. If the Transferor elects to have its interest in the Transferor Interest be evidenced by a Transferor Certificate, the Transferor Certificate shall be issued pursuant hereto or to Section
         6.9 or Section 6.10, substantially in the form of Exhibit A and shall upon issue be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.1 and
         6.2. The Investor Certificates shall, upon issue pursuant hereto or to Section 6.9 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.1 and 6.2. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement. The Transferor Certificate, if applicable, shall be issued as a single certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by an authorized signatory thereof. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such


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         Certificate has been duly authenticated and delivered hereunder. All
         Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

          SECTION 8. Amendment to Section 6.3(b). Section 6.3(b) of the Pooling and Servicing Agreement shall be amended to read in its entirety as follows:

                  (b) Except as provided in Section 6.9 or 7.2 or in any Supplement, in no event shall the Transferor Certificate or any interest therein, or, as the case may be, the uncertificated interest in the Transferor Interest or any interest therein, be transferred hereunder, in whole or in part, unless the Transferor shall have consented in writing to such transfer and unless the Trustee shall have received (1) written confirmation from each Rating Agency that such transfer will satisfy the Rating Agency Condition and (2) a Tax Opinion with respect to such transfer.

          SECTION 9. Amendment to Section 9.2(a). Section 9.2(a) of the Pooling and Servicing Agreement shall be amended to read in its entirety as follows:

                  (a) If any event set forth in Section 9.1(a) or (b) shall occur (any such event, an "Insolvency Event"), the Transferor shall on the day of such Insolvency Event (the "Appointment Day") immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee of such Insolvency Event and the arrangement among the parties created hereby shall be deemed to have been dissolved, subject to the liquidation and winding up procedures described below. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.2 and requesting instructions from such Holders. Unless within 75 days from the day notice pursuant to clause (i) above is first published, the Trustee shall have received written instructions from Holders of Investor Certificates evidencing more than 50% of the Investor Interest of each Series issued and outstanding (or, if any such Series has two or more Classes, each Class) to the effect that such Certificateholders disapprove of the liquidation of the Receivables, the Trustee shall use its best efforts to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. None of the Transferor, any Affiliate of the Transferor or any agent of the Transferor shall be permitted to purchase such Receivables in such case. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.



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          SECTION 10. Section 10.02(a). Section 10.02(a) of the Pooling and
Servicing Agreement shall be amended to read in its entirety as follows:

          Section 10.2 Trustee to Act; Appointment of Successor.

                  (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice appoint a successor Servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor Servicer. If the Trustee is unable to obtain any bids from any potential successor Servicer and the Servicer delivers an Officer's Certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall (i) notify each Credit Enhancement Provider of the proposed sale of the Receivables and shall provide each such Credit Enhancement Provider an opportunity to bid on the Receivables and
         (ii) use its best efforts to sell, dispose of or otherwise liquidate the Receivables by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the Trustee. None of the Transferor, any Affiliate of the Transferor or any agent of the Transferor shall be permitted to purchase such Receivables in such case. The proceeds of such sale shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section
         12.3 of the Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer upon the later to occur of (A) the 60th day after the Termination Notice and (B) the Servicer ceases to act as Servicer. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of revolving credit card receivables as the Successor Servicer hereunder. The Servicer shall provide the Trustee access to the documentation and any software relating to the Receivables and the Collections and to any personnel having knowledge of such documentation or software when the Trustee is obligated to serve as Successor Servicer.

          SECTION 11. Amendment to Section 12.1. Section 12.1(b) of the Pooling and Servicing Agreement shall be amended to read in its entirety as follows:

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                  (b) All principal or interest with respect to any Series of
         Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Investor Interest of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds first, to all Certificateholders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates, and second, as provided in the related Supplement, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the sum of the Investor Interest of such Series plus the Enhancement Invested Amount or the Collateral Interest (if not included in the Investor Interest) of such Series, if any, at the close of business on such date (but not more than an amount of Principal Receivables and the related Finance Charge Receivables equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate amount of Principal Receivables in the Trust and (C) a fraction the numerator of which is the applicable Investor Percentage with respect to Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Finance Charge Receivables of all Series and (2) the Investor Interest of such Series plus the Enhancement Invested Amount or the Collateral Interest (if not included in the Investor Interest) of such Series). The Trustee shall (i) notify each Credit Enhancement Provider of the proposed sale of such Receivables and shall provide each Credit Enhancement Provider an opportunity to bid on such Receivables. None of the Transferor, any Affiliate of the Transferor or any agent of the Transferor shall be permitted to purchase such Receivables in such case. Any proceeds of such sale in excess of such principal and interest paid shall be paid to the Holder of the Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.3.

          SECTION 12. Amendment to Section 12.2(a). Section 12.2(a) of the Pooling and Servicing Agreement shall be amended to read in its entirety as follows:

                  (a) If so provided in any Supplement, the Transferor (so long as the Transferor is the Servicer or an Affiliate of the Servicer) may, but shall not be obligated to, cause a final distribution to be made in respect to the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.3, the amount specified in such Supplement from funds readily available to the Trust and not from the Transferor.

          SECTION 13. Amendments to Section 13.1. Sections 13.1(a) and (b) of the Pooling and Servicing Agreement shall be amended to read in their entirety as follows:

                  Section 13.1  Amendments.

                  (a) This Agreement (including any Supplement) may be amended from time to time by the Transferor, the Servicer and the Trustee, without the consent of any of the

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         Certificateholders (i) to cure any ambiguity, to revise any exhibits or schedules (other than Schedule 1), to correct or supplement any provisions herein or thereon or (ii) to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, (a) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any of the Certificateholders unless such Certificateholders have consented thereto or (b) as evidenced by an Officer's Certificate, significantly change the Permitted Activities of the Trust.

                  (b) This Agreement (including any Supplement) and any schedule or exhibit thereto may also be amended from time to time by the Transferor, the Servicer and the Trustee, without the consent of any of the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that (i) the Servicer shall have provided an Officer's Certificate to the Trustee to the effect that such amendment will not materially and adversely affect the interests of any Certificateholder and will not significantly change the Permitted Activities of the Trust, (ii) the Servicer shall have provided a Tax Opinion with respect to such amendment and (iii) the Servicer shall have provided at least ten
         (10) Business Days' prior written notice to each Rating Agency of such amendment and shall have received written confirmation from each Rating Agency that such action will satisfy the Rating Agency Condition; provided, further, that such amendment shall not, without the consent of each Certificateholder of each Series affected thereby, (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate of such Series, (ii) alter the requirements for changing the Minimum Transferor Interest Percentage for such Series, (iii) change the definition of or the manner of calculating the interest of any Certificateholder of such Series, (iv) change the manner in which the Transferor Interest is determined or (v) reduce the percentage pursuant to Subsection 13.1(c) required to consent to any such amendment.

                  (c) This Agreement and any Supplement may also be amended from time to time by the Transferor, the Servicer and the Trustee (x) with the consent of Certificateholders evidencing Undivided Interests aggregating more than 66 2/3% of the Investor Interest of each and every Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders of any Series then issued and outstanding if such amendment would not, as evidenced by an Officer's
         Certificate, significantly change the Permitted Activities of the Trust or (y) with the consent of Certificateholders evidencing undivided interests aggregating more than 66 2/3% of the Investor Interest, for the purpose of significantly changing the Permitted Activities of the Trust; provided, however, that no such amendment under this subsection shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate of such Series without the consent of all of the related Certificateholders; (ii) change the definition of or the manner of calculating the Investor Interest, the Investor Percentage or the Investor Default Amount of such Series without the consent of the related Certificateholders or (iii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of each Certificateholder of all Series affected. The Transferor shall give written notice to the Rating Agencies of any such amendment.

          SECTION 14. Amendments to Section 13.2. Section 13.2 (b) and (c) of the Pooling and Servicing Agreement shall be amended to read in their entirety as follows:

                  "(b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of
         Section 9-506 of the UCC, the Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

                  "(c) The Transferor will give the Trustee prompt written notice of any change in the jurisdiction in which it is located (as such location is determined pursuant to Section 9-307 of the UCC) and whether, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statements and shall file such financing statements as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof within the time specified in Section 9-316(a) of the UCC."

          SECTION 15. Section 13.7. A new Section 13.7 shall be added and shall read as follows:

                  Section 13.7. Characterization of the Trust. For purposes of SFAS 140, the parties hereto intend that the Trust shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its permitted activities shall be limited in accordance with paragraph 35 thereof.

          SECTION 16. No Waiver. The execution and delivery of this First Amendment shall not constitute a waiver of a past default under the Pooling and Servicing Agreement or impair any right consequent thereon.

          SECTION 17. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this First Amendment. This First Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this First Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

          SECTION 18. Counterparts. This First Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

          SECTION 19. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.

          SECTION 20. Effective Dates. This First Amendment, with the exception of Sections 1(b), 1(d), 6, 7 and 8, shall be effective as of the day and year first above written. Sections 1(b), 1(d), 6, 7 and 8 to this First Amendment shall be effective as of February 2, 2002. Notwithstanding the foregoing, any amendment effected by this First Amendment that relates to a reference to the UCC shall be deemed to be effective as of July 1, 2001.

          SECTION 21. The Trustees. Neither the Trustee nor the Owner Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Amendment or for or in respect of the recitals contained herein, all of which are made solely by the Servicer and the Transferor.

          IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this First Amendment to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                              DILLARD ASSET FUNDING COMPANY
                               Transferor


                              By: CHASE MANHATTAN BANK USA, N.A.,
                                  not in its individual capacity but solely as
                                  owner trustee


                                  By:________________________________
                                     Name:
                                     Title:


                              DILLARD NATIONAL BANK,
                               Servicer



                              By:________________________________
                                 Name:
                                 Title:



                              JPMORGAN CHASE BANK,
                                Trustee



                              By:________________________________
                                 Name:
                                 Title: